Exhibit 99.1

Amcor reports third quarter result and raises fiscal 2024 Adjusted EPS guidance
March 2024 quarter:
GAAP diluted EPS of 12.9 cps; GAAP net income of $187 million
Adjusted EBIT of $397 million up 3% on a comparable constant currency basis
Adjusted EPS of 17.8 cps, up 1% on a comparable constant currency basis
YTD Highlights - Nine Months Ended March 31, 2024
•Net sales of $10,105 million;
•GAAP Net income of $473 million; GAAP diluted earnings per share (EPS) of 32.7 cps;
•Adjusted EPS of 49.1 cps and Adjusted EBIT of $1,106 million;
•Adjusted Free Cash Flow of $115 million, approximately $100 million ahead of prior year;
•Strong cash returns to shareholders: Quarterly dividend increased to 12.5 cents per share and $30 million of shares repurchased; and
•Fiscal 2024 outlook for Adjusted EPS raised to 68.5-71 cents per share. Adjusted Free Cash Flow outlook of $850-950 million reaffirmed.

Volume and earnings trajectory improved; Raising fiscal 2024 earnings outlook
Amcor Interim CEO Peter Konieczny said: “Amcor delivered improved financial results above our guidance for the third quarter driven by outperformance in the underlying business and our third consecutive quarter of improved earnings leverage. As a result, we returned to earnings growth one quarter earlier than expected, raised our adjusted EPS guidance for fiscal 2024 and reaffirmed guidance for adjusted free cash flow.
While overall March quarter volumes were lower than last year, our volume performance was better than anticipated and substantially improved on the previous quarter with growth delivered across several categories and geographies. A combination of sequential volume improvement, the realization of benefits from structural cost initiatives and maintaining our focus on flexing the cost base resulted in year over year growth in adjusted EBIT for the quarter. We expect our momentum will continue to build, including delivering mid single digit adjusted EPS growth in our final quarter of fiscal 2024.
We remain confident in our capital allocation framework and strategy for long term growth. We believe our underlying business and market positions are strong and we will continue to invest for organic growth, pursue acquisitions or repurchase shares and return cash to shareholders through a compelling and growing dividend."

Key Financials			Nine Months Ended March 31,
GAAP results			2023 $ million	2024 $ million
Net sales			11,021	10,105
Net income attributable to Amcor plc			868	473
EPS (diluted US cents)			58.1	32.7

				Comparable constant currency ∆%
	Nine Months Ended March 31,		Reported ∆%
Adjusted non-GAAP results(1)	2023 $ million	2024 $ million
Net sales	11,021	10,105	(8)	(7)
EBITDA	1,478	1,412	(4)	(3)
EBIT	1,173	1,106	(6)	(3)
Net income	808	710	(12)	(9)
EPS (diluted US cents)	54.1	49.1	(9)	(7)
Free Cash Flow	14	115
(1) Adjusted non-GAAP results exclude items which are not considered representative of ongoing operations. Comparable constant currency ∆% excludes the impact of movements in foreign exchange rates and items affecting comparability. Further details related to non-GAAP measures and reconciliations to GAAP measures can be found under "Presentation of non-GAAP information” in this release.
Note: All amounts referenced throughout this document are in US dollars unless otherwise indicated and numbers may not add up precisely to the totals provided due to rounding.

Shareholder returns
Amcor generates significant annual cash flow and is committed to an investment grade credit rating. We believe that the Company's strong annual cash flow and balance sheet provides capacity to reinvest in the business for organic growth, pursue acquisitions or share repurchases and return cash to shareholders through a compelling and growing dividend.
During the nine months ended March 31, 2024, the Company returned approximately $570 million to shareholders through cash dividends and share repurchases.
Dividend
The Amcor Board of Directors today declared a quarterly cash dividend of 12.5 cents per share (compared with 12.25 cents per share in the same quarter last year). The dividend will be paid in US dollars to holders of Amcor’s ordinary shares trading on the NYSE. Holders of CDIs trading on the ASX will receive an unfranked dividend of 19.32 Australian cents per share, which reflects the quarterly dividend of 12.5 cents per share converted at an AUD:USD average exchange rate of 0.6469 over the five trading days ended April 26, 2024.
The ex-dividend date will be May 21, 2024, the record date will be May 22, 2024 and the payment date will be June 11, 2024.
Share repurchases
Amcor repurchased approximately 3 million shares during the nine months ended March 31, 2024 for a total cost of approximately $30 million.

Financial results - Nine Months Ended March 31, 2024
Segment information

	Nine Months Ended March 31, 2023				Nine Months Ended March 31, 2024
Adjusted non-GAAP results	Net sales $ million	EBIT $ million	EBIT / Sales %	EBIT / Average funds employed %(1)	Net sales $ million	EBIT $ million	EBIT / Sales %	EBIT / Average funds employed %(1)
Flexibles	8,378	1,043	12.4%		7,646	992	13.0%
Rigid Packaging	2,643	192	7.3%		2,459	184	7.5%
Other(2)	—	(62)			—	(70)
Total Amcor	11,021	1,173	10.6%	16.2%	10,105	1,106	10.9%	14.7%
(1) Return on average funds employed includes shareholders' equity and net debt, calculated using a four quarter average and last twelve months adjusted EBIT.
(2) Represents corporate expenses.

March 2024 YTD:
Net sales of $10,105 million were 8% lower than last year on a reported basis, including a favorable impact of 2% related to movements in foreign exchange rates, an unfavorable impact of 1% related to items affecting comparability and an unfavorable impact of 1% related to the pass through of lower raw material costs of approximately $145 million.
Net sales on a comparable constant currency basis were 7% lower than last year, mainly reflecting approximately 7% lower volumes.
Adjusted EBIT of $1,106 million was 3% lower than last year on a comparable constant currency basis, reflecting lower volumes partly offset by strong cost performance.
March 2024 quarter:
Net sales of $3,411 million were 7% lower than last year on a reported basis, including a favorable impact of 1% related to movements in foreign exchange rates and an unfavorable impact of 2% related to the pass through of lower raw material costs of approximately $60 million.
Net sales on a comparable constant currency basis were 6% lower than last year reflecting sales from acquired businesses of approximately 1%, an unfavorable price/mix impact of approximately 3% and approximately 4% lower volumes, largely driven by expected weakness in healthcare categories and in the North America beverage business. Across the balance of the business, overall net volumes were in line with the prior year.
Adjusted EBIT of $397 million was 3% higher than last year on a comparable constant currency basis. Unfavorable impacts from price/mix and lower volumes were more than offset by strong cost performance and benefits from restructuring initiatives, which significantly improved operating leverage.

Flexibles segment	Nine Months Ended March 31,		Reported ∆%	Comparable constant currency ∆%
	2023 $ million	2024 $ million
Net sales	8,378	7,646	(9)	(7)
Adjusted EBIT	1,043	992	(5)	(2)
Adjusted EBIT / Sales %	12.4%	13.0%
March 2024 YTD:
Net sales of $7,646 million were 9% lower than last year on a reported basis, including a favorable impact of 2% related to movements in foreign exchange rates, an unfavorable impact of 2% related to items affecting comparability and an unfavorable impact of 2% related to the pass through of lower raw material costs of approximately $140 million. On a comparable constant currency basis, net sales were 7% lower, mainly reflecting lower volumes of approximately 7%. Volume weakness largely reflects lower market and customer demand and destocking particularly through the first half of the year. The trajectory of volumes improved significantly in the March quarter.
In North America, net sales declined at high single digit rates driven by lower volumes. Volumes were higher in the condiments, snacks and cheese categories and this was more than offset by lower volumes in categories including healthcare, meat and liquid beverage.
In Europe, net sales declined at low double digit rates driven by lower volumes. Volumes were lower mainly in the healthcare, snacks, coffee and yoghurt end markets.
Across the Asian region, volumes were modestly higher than the prior year with volume growth in Thailand, India and China, partly offset by lower volumes in the South East Asian healthcare business. In Latin America, net sales declined at mid single digit rates, driven by lower volumes mainly in Chile and Mexico, partly offset by growth in Brazil.
Adjusted EBIT of $992 million was 2% lower than last year on a comparable constant currency basis, reflecting lower volumes partly offset by benefits from restructuring initiatives and ongoing actions taken to lower costs and increase productivity. Adjusted EBIT margin of 13.0% was higher than the prior year notwithstanding weaker volumes and a 30 basis point unfavorable impact compared to the prior year related to the sale of the Russian business in December 2022.
March 2024 quarter:
Net sales of $2,598 million were 7% lower than last year on a reported basis, including a favorable impact of 1% related to movements in foreign exchange rates and an unfavorable impact of 2% related to the pass through of lower raw material costs of approximately $50 million. On a comparable constant currency basis, net sales were 6% lower than last year, reflecting approximately 2% lower volumes and an unfavorable price/mix impact of approximately 4%, primarily due to lower volumes in high value healthcare categories.
As expected, destocking continued in healthcare categories and volumes remained soft, unfavorably impacting overall segment volumes for the quarter by approximately 3%. Across the balance of the portfolio, overall net volumes were approximately 1% higher than last year with growth in several end markets including meat, petcare, cheese and unconverted film and foil and in a number of geographies including China, India, Brazil and Thailand.
Adjusted EBIT of $358 million was 5% higher than last year on a comparable constant currency basis. The impact of lower volumes and unfavorable price/mix was more than offset by strong cost performance and benefits from restructuring initiatives, which resulted in significantly improved earnings leverage. Adjusted EBIT margin of 13.8% was 170 basis points higher than the March quarter last year.

Rigid Packaging segment	Nine Months Ended March 31,		Reported ∆%	Comparable constant currency ∆%
	2023 $ million	2024 $ million
Net sales	2,643	2,459	(7)	(8)
Adjusted EBIT	192	184	(4)	(6)
Adjusted EBIT / Sales %	7.3%	7.5%
March 2024 YTD:
Net sales of $2,459 million were 7% lower than last year on a reported basis, including a favorable impact of 1% related to movements in foreign exchange rates. On a comparable constant currency basis, net sales were 8% lower than last year, reflecting price/mix benefits of approximately 1% and volumes were approximately 9% lower than last year.
In North America, overall beverage volumes were 13% lower than last year, including a 15% reduction in hot fill beverage container volumes. This reflects a combination of lower consumer and customer demand, as well as significant destocking particularly through the first half of the year. Specialty container volumes were lower than last year.
In Latin America, volumes were 3% higher than last year, reflecting new business wins with a broad range of customers in Brazil and Colombia, partly offset by lower volumes in Mexico and Argentina.
Adjusted EBIT of $184 million was 6% lower than last year on a comparable constant currency basis, reflecting lower volumes partly offset by price/mix benefits and favorable cost performance.
March 2024 quarter:
Net sales of $813 million were 8% lower than last year on a reported basis, including a favorable impact of 1% related to movements in foreign exchange rates and an unfavorable impact of 1% related to the pass through of lower raw material costs of approximately $10 million. On a comparable constant currency basis, net sales were 8% lower than last year, mainly reflecting approximately 8% lower volumes.
In North America, overall beverage volumes improved compared to the December 2023 quarter. Volumes were 11% lower and hot fill beverage container volumes were 18% lower than the same quarter last year. Lower beverage volumes mainly reflects soft consumer and customer demand in key categories. Specialty Container volumes were lower than last year and, in Latin America, volumes were in line with the prior year, reflecting weaker demand in Argentina, partly offset by growth in Brazil and Colombia driven by new business wins.
Adjusted EBIT of $71 million was 1% higher than last year on a comparable constant currency basis, with the impact of lower volumes more than offset by favorable cost performance and benefits from restructuring initiatives, resulting in improved earnings leverage.

Net interest and income tax expense
For the nine months ended March 31, 2024, net interest expense of $232 million was $43 million higher than last year, reflecting higher interest rates. GAAP income tax expense was $107 million compared with $125 million last year. Adjusted tax expense for the nine months ended March 31, 2024 was $158 million compared with $170 million last year. Adjusted tax expense represents an effective tax rate of 18%, compared with 17% in the same period last year.

Adjusted Free Cash Flow
For the nine months ended March 31, 2024, adjusted free cash inflow was $115 million, which is approximately $100 million higher than $14 million in the prior year, and in line with our expectations. Compared with last year, the improvement primarily reflects improved working capital performance.
Net debt was $6,729 million at March 31, 2024. Leverage, measured as net debt divided by adjusted trailing twelve month EBITDA, was 3.4 times and in line with our expectations. Leverage is expected to return to approximately three times at June 30, 2024.

Fiscal 2024 Guidance - updated
For the twelve month period ending June 30, 2024, the Company expects:
•Adjusted EPS of 68.5 to 71 cents per share (previously 67 to 71 cents per share) which includes:
•Comparable constant currency earnings made up of underlying business performance down low single digit % to up low single digit %, a benefit of approximately 2% from share repurchases, and a negative impact of up to 6% related to higher estimated net interest and tax expense;
•A negative impact of approximately 3% related to the sale of the Company's Russian business on December 23, 2022, the impact of which was all in the first half of fiscal 2024; and
•A benefit of up to 2% related to currency translation, assuming current rates prevail through the balance of fiscal 2024.
•In comparable constant currency terms, the Company expects fourth quarter 2024 adjusted EPS to be up mid single digit % higher than the fourth quarter of fiscal 2023.
•Adjusted Free Cash Flow of approximately $850 million to $950 million.
•Approximately $70 million of cash to be allocated towards share repurchases as part of the program previously announced in fiscal 2023.
Amcor's guidance contemplates a range of factors which create a degree of uncertainty and complexity when estimating future financial results. Further information can be found under 'Cautionary Statement Regarding Forward-Looking Statements' in this release.

Conference Call
Amcor is hosting a conference call with investors and analysts to discuss these results on April 30, 2024 at 5.30pm US Eastern Daylight Time / May 1, 2024 at 7.30am Australian Eastern Standard Time. Investors are invited to listen to a live webcast of the conference call at our website, www.amcor.com, in the “Investors” section.
Those wishing to access the call should use the following numbers, with the Conference ID 9115937:
•USA & Canada: 800 715 9871 (toll-free)
•USA: 646 307 1963 (local)
•Australia: 02 9133 7103 (local), 1800 519 630 (toll-free)
•United Kingdom: 020 3433 3846 (local), 0800 358 0970 (toll-free)
•Singapore: +65 3159 5133 (local)
•Hong Kong: +852 3002 3410 (local)
From all other countries, the call can be accessed by dialing +1 646 307 1963 (toll).

A replay of the webcast will also be available in the "Investors" section at www.amcor.com following the call.

About Amcor
Amcor is a global leader in developing and producing responsible packaging solutions for food, beverage, pharmaceutical, medical, home and personal-care, and other products. Amcor works with leading companies around the world to protect their products, differentiate brands, and improve supply chains through a range of flexible and rigid packaging, specialty cartons, closures and services. The Company is focused on making packaging that is increasingly light-weighted, recyclable and reusable, and made using an increasing amount of recycled content. In fiscal year 2023, 41,000 Amcor people generated $14.7 billion in annual sales from operations that span 218 locations in 41 countries. NYSE: AMCR; ASX: AMC
www.amcor.com I LinkedIn I Facebook I YouTube

Contact Information

Investors
Tracey Whitehead	Damien Bird	Damon Wright
Global Head of Investor Relations	Vice President Investor Relations Asia Pacific	Vice President Investor Relations North America
Amcor	Amcor	Amcor
+61 408 037 590	+61 481 900 499	+1 224 313 7141
tracey.whitehead@amcor.com	damien.bird@amcor.com	damon.wright@amcor.com

Media - Australia	Media - Europe	Media - North America
James Strong	Ernesto Duran	Julie Liedtke
Partner	Head of Global Communications	Director, Media Relations
Citadel-MAGNUS	Amcor	Amcor
+61 448 881 174	+41 78 698 69 40	+1 847 204 2319
jstrong@citadelmagnus.com	ernesto.duran@amcor.com	julie.liedtke@amcor.com

Amcor plc UK Establishment Address: 83 Tower Road North, Warmley, Bristol, England, BS30 8XP, United Kingdom
UK Overseas Company Number: BR020803
Registered Office: 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey
Jersey Registered Company Number: 126984, Australian Registered Body Number (ARBN): 630 385 278

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” "commit," “estimate,” “potential,” "ambitions," “outlook,” or “continue,” the negative of these words, other terms of similar meaning, or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor nor any of its respective directors, executive officers, or advisors provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to: changes in consumer demand patterns and customer requirements; the loss of key customers, a reduction in production requirements of key customers; significant competition in the industries and regions in which Amcor operates; failure by Amcor to expand its business; challenging current and future global economic conditions, including the Russia-Ukraine conflict and inflation; impact of operating internationally; price fluctuations or shortages in the availability of raw materials, energy, and other inputs; disruptions to production, supply, and commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility; pandemics, epidemics, or other disease outbreaks; an inability to attract and retain our global executive management team and our skilled workforce or successfully manage the transition of key roles, including our Chief Executive Officer; costs and liabilities related to environment, health, and safety ("EHS") laws and regulations as well as changes in the global climate; labor disputes and an inability to renew collective bargaining agreements at acceptable terms; risks related to climate change; cybersecurity risks; failures or disruptions in information technology systems; rising interest rates; a significant increase in indebtedness or a downgrade in the credit rating; foreign exchange rate risk; a significant write-down of goodwill and/or other intangible assets; a failure to maintain an effective system of internal control over financial reporting; inability of Amcor's insurance policies to provide adequate protections; challenges to or the loss of intellectual property rights; litigation, including product liability claims or regulatory developments; increasing scrutiny and changing expectations from investors, customers, and governments with respect to Amcor's Environmental, Social and Governance practices and commitments resulting in increased costs; changing government regulations in environmental, health, and safety matters; changes in tax laws or changes in our geographic mix of earnings; and other risks and uncertainties identified from time to time in Amcor’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including without limitation, those described under Item 1A. “Risk Factors” of Amcor’s annual report on Form 10-K for the fiscal year ended June 30, 2023 and any subsequent quarterly reports on Form 10-Q. You can obtain copies of Amcor’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.
Presentation of non-GAAP information
Included in this release are measures of financial performance that are not calculated in accordance with U.S. GAAP. These measures include adjusted EBITDA and EBITDA (calculated as earnings before interest and tax and depreciation and amortization), adjusted EBIT and EBIT (calculated as earnings before interest and tax), adjusted net income, adjusted earnings per share, adjusted free cash flow and net debt. In arriving at these non-GAAP measures, we exclude items that either have a non-recurring impact on the income statement or which, in the judgment of our management, are items that, either as a result of their nature or size, could, were they not singled out, potentially cause investors to extrapolate future performance from an improper base. Note that while amortization of acquired intangible assets is excluded from non-GAAP adjusted financial measures, the revenue of the acquired entities and all other expenses unless otherwise stated, are reflected in our non-GAAP financial performance earnings measures. While not all inclusive, examples of these items include:
•material restructuring programs, including associated costs such as employee severance, pension and related benefits, impairment of property and equipment and other assets, accelerated depreciation, termination payments for contracts and leases, contractual obligations, and any other qualifying costs related to restructuring plans;
•material sales and earnings from disposed or ceased operations and any associated profit or loss on sale of businesses or subsidiaries;
•changes in the fair value of economic hedging instruments on commercial paper and contingent purchase consideration;
•significant pension settlements;
•impairments in goodwill and equity method investments;
•material acquisition compensation and transaction costs such as due diligence expenses, professional and legal fees, and integration costs;
•material purchase accounting adjustments for inventory;
•amortization of acquired intangible assets from business combination;
•gains or losses on significant property and divestitures and significant property and other impairments, net of insurance recovery;
•certain regulatory and legal matters;
•impacts from highly inflationary accounting;
•expenses related to the Company's Chief Executive Officer transition; and
•impacts related to the Russia-Ukraine conflict.

Amcor also evaluates performance on a comparable constant currency basis, which measures financial results assuming constant foreign currency exchange rates used for translation based on the average rates in effect for the comparable prior year period. In order to compute comparable constant currency results, we multiply or divide, as appropriate, current-year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates. We then adjust for other items affecting comparability. While not all inclusive, examples of items affecting comparability include the difference between sales or earnings in the current period and the prior period related to disposed, or ceased operations. Comparable constant currency net sales performance also excludes the impact from passing through movements in raw material costs.

Management has used and uses these measures internally for planning, forecasting and evaluating the performance of the Company’s reporting segments and certain of the measures are used as a component of Amcor’s Board of Directors’ measurement of Amcor’s performance for incentive compensation purposes. Amcor believes that these non-GAAP measures are useful to enable investors to perform comparisons of current and historical performance of the Company. For each of these non-GAAP financial measures, a reconciliation to the most directly comparable U.S. GAAP financial measure has been provided herein. These non-GAAP financial measures should not be construed as an alternative to results determined in accordance with U.S. GAAP. The Company provides guidance on a non-GAAP basis as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant forward-looking items without unreasonable effort.  These items include but are not limited to the impact of foreign exchange translation, restructuring program costs, asset impairments, possible gains and losses on the sale of assets, and certain tax related events. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP earnings and cash flow measures for the guidance period.
Dividends
Amcor has received a waiver from the ASX’s settlement operating rules, which will allow the Company to defer processing conversions between its ordinary share and CDI registers from May 21, 2024 to May 22, 2024 inclusive.

U.S. GAAP Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
($ million)	2023	2024	2023	2024
Net sales	3,667	3,411	11,021	10,105
Cost of sales	(2,994)	(2,719)	(9,018)	(8,147)
Gross profit	673	692	2,003	1,958
Selling, general, and administrative expenses	(317)	(330)	(917)	(931)
Research and development expenses	(27)	(25)	(76)	(80)
Restructuring and other related activities, net	(50)	(30)	162	(82)
Other income/(expenses), net	3	—	11	(46)
Operating income	282	307	1,183	819
Interest expense, net	(71)	(79)	(189)	(232)
Other non-operating income, net	2	2	5	2
Income before income taxes and equity in loss of affiliated companies	213	230	999	589
Income tax expense	(34)	(40)	(125)	(107)
Equity in loss of affiliated companies, net of tax	—	(1)	—	(3)
Net income	179	189	874	479
Net income attributable to non-controlling interests	(2)	(2)	(6)	(6)
Net income attributable to Amcor plc	177	187	868	473
USD:EUR average FX rate	0.9318	0.9208	0.9687	0.9231

Basic earnings per share attributable to Amcor	0.120	0.129	0.585	0.327
Diluted earnings per share attributable to Amcor	0.119	0.129	0.581	0.327
Weighted average number of shares outstanding – Basic	1,470	1,439	1,473	1,439
Weighted average number of shares outstanding – Diluted	1,476	1,440	1,482	1,440

U.S. GAAP Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended March 31,
($ million)	2023	2024
Net income	874	479
Depreciation, amortization and impairment	428	448
Net gain on disposal of businesses	(219)	—
Changes in operating assets and liabilities, excluding effect of acquisitions, divestitures, and currency	(869)	(680)
Other non-cash items	115	131
Net cash provided by operating activities	329	378
Purchase of property, plant and equipment and other intangible assets	(382)	(358)
Proceeds from sales of property, plant and equipment and other intangible assets	12	12
Business acquisitions and investments in affiliated companies, and other	(143)	(23)
Proceeds from divestitures	365	—
Net debt proceeds	464	426
Dividends paid	(545)	(542)
Share buyback/cancellations	(200)	(30)
Purchase of treasury shares and tax withholdings for share-based incentive plans	(88)	(51)
Other, including effect of exchange rate on cash and cash equivalents	(98)	(44)
Net decrease in cash and cash equivalents	(286)	(232)
Cash and cash equivalents balance at beginning of the year	850	689
Cash and cash equivalents balance at end of the period	564	457

U.S. GAAP Condensed Consolidated Balance Sheets (Unaudited)

($ million)	June 30, 2023	March 31, 2024
Cash and cash equivalents	689	457
Trade receivables, net	1,875	1,935
Inventories, net	2,213	2,085
Property, plant, and equipment, net	3,762	3,762
Goodwill and other intangible assets, net	6,890	6,791
Other assets	1,574	1,630
Total assets	17,003	16,660
Trade payables	2,690	2,195
Short-term debt and current portion of long-term debt	93	131
Long-term debt, less current portion	6,653	7,055
Accruals and other liabilities	3,477	3,271
Shareholders' equity	4,090	4,008
Total liabilities and shareholders' equity	17,003	16,660

Components of Fiscal 2024 Net Sales growth

	Three Months Ended March 31,			Nine Months Ended March 31,
($ million)	Flexibles	Rigid Packaging	Total	Flexibles	Rigid Packaging	Total
Net sales fiscal 2024	2,598	813	3,411	7,646	2,459	10,105
Net sales fiscal 2023	2,787	880	3,667	8,378	2,643	11,021
Reported Growth %	(7)	(8)	(7)	(9)	(7)	(8)
FX %	1	1	1	2	1	2
Constant Currency Growth %	(8)	(9)	(8)	(11)	(8)	(10)
RM Pass Through %	(2)	(1)	(2)	(2)	—	(1)
Items affecting comparability %	—	—	—	(2)	—	(1)
Comparable Constant Currency Growth %	(6)	(8)	(6)	(7)	(8)	(7)
Acquired operations %	1	—	1	1	—	1
Organic Growth %	(6)	(8)	(7)	(8)	(8)	(8)
Volume %	(2)	(8)	(4)	(7)	(9)	(7)
Price/Mix %	(4)	1	(3)	(1)	1	(1)

Reconciliation of Non-GAAP Measures
Reconciliation of adjusted Earnings before interest, tax, depreciation, and amortization (EBITDA), Earnings before interest and tax (EBIT), Net income, Earnings per share (EPS) and Adjusted Free Cash Flow

	Three Months Ended March 31, 2023				Three Months Ended March 31, 2024
($ million)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)
Net income attributable to Amcor	177	177	177	11.9	187	187	187	12.9
Net income attributable to non-controlling interests	2	2			2	2
Tax expense	34	34			40	40
Interest expense, net	71	71			79	79
Depreciation and amortization	142				146
EBITDA, EBIT, Net income, and EPS	426	284	177	11.9	454	308	187	12.9
Impact of highly inflationary accounting	6	6	6	0.4	4	4	4	0.2
Restructuring and other related activities, net(2)	48	48	48	3.3	30	30	30	2.1
CEO transition costs	—	—	—	—	8	8	8	0.6
Other	4	4	4	0.1	4	4	4	0.4
Amortization of acquired intangibles(3)		40	40	2.7		43	43	2.9
Tax effect of above items			(15)	(0.9)			(19)	(1.3)
Adjusted EBITDA, EBIT, Net income and EPS	484	382	260	17.5	499	397	257	17.8
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBITDA, EBIT, Net income, and EPS					3	4	(1)	2
% items affecting comparability(4)					—	—	—	—
% currency impact					(1)	(1)	(1)	(1)
% comparable constant currency growth					2	3	(2)	1
Adjusted EBITDA	484				499
Interest paid, net	(57)				(55)
Income tax paid	(39)				(39)
Purchase of property, plant and equipment and other intangible assets	(132)				(113)
Proceeds from sales of property, plant and equipment and other intangible assets	4				1
Movement in working capital	(191)				(225)
Other	6				(5)
Adjusted Free Cash Flow	75				63
(1) Calculation of diluted EPS for the three months ended March 31, 2024 excludes net income attributable to shares to be repurchased under forward contracts of $1 million. Calculation of diluted EPS for the three months ended March 31, 2023 excludes net income attributable to shares to be repurchased under forward contracts of $1 million.
(2) Includes incremental restructuring and other costs attributable to group wide initiatives to partly offset divested earnings from the Russian business.
(3) Amortization of acquired intangible assets from business combinations.
(4) Reflects the impact of disposed and ceased operations.

	Nine Months Ended March 31, 2023				Nine Months Ended March 31, 2024
($ million)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)	EBITDA	EBIT	Net Income	EPS (Diluted US cents)(1)
Net income attributable to Amcor	868	868	868	58.1	473	473	473	32.7
Net income attributable to non-controlling interests	6	6			6	6
Tax expense	125	125			107	107
Interest expense, net	189	189			232	232
Depreciation and amortization	425				433
EBITDA, EBIT, Net income, and EPS	1,613	1,188	868	58.1	1,251	818	473	32.7
Impact of highly inflationary accounting	19	19	19	1.3	55	55	55	3.8
Restructuring and other related activities, net(2)	(156)	(156)	(156)	(10.4)	82	82	82	5.7
CEO transition costs	—	—	—	—	8	8	8	0.6
Other	2	2	2	—	17	17	17	1.2
Amortization of acquired intangibles(3)		120	120	8.0		126	126	8.7
Tax effect of above items			(45)	(2.9)			(51)	(3.6)
Adjusted EBITDA, EBIT, Net income and EPS	1,478	1,173	808	54.1	1,412	1,106	710	49.1
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBITDA, EBIT, Net income, and EPS					(4)	(6)	(12)	(9)
% items affecting comparability(4)					3	4	5	4
% currency impact					(2)	(1)	(2)	(2)
% comparable constant currency growth					(3)	(3)	(9)	(7)
Adjusted EBITDA	1,478				1,412
Interest paid, net	(169)				(196)
Income tax paid	(130)				(163)
Purchase of property, plant and equipment and other intangible assets	(382)				(358)
Proceeds from sales of property, plant and equipment and other intangible assets	12				12
Movement in working capital	(801)				(625)
Other	6				33
Adjusted Free Cash Flow	14				115

(1) Calculation of diluted EPS for the nine months ended March 31, 2024 excludes net income attributable to shares to be repurchased under forward contracts of $2 million. Calculation of diluted EPS for the nine months ended March 31, 2023 excludes net income attributable to shares to be repurchased under forward contracts of $6 million.
(2) Includes incremental restructuring and other costs attributable to group wide initiatives to partly offset divested earnings from the Russian business. The prior period includes the net gain on the December 2022 disposal of the Russian business.
(3) Amortization of acquired intangible assets from business combinations.
(4) Reflects the impact of disposed and ceased operations.

Reconciliation of adjusted EBIT by reportable segment

	Three Months Ended March 31, 2023				Three Months Ended March 31, 2024
($ million)	Flexibles	Rigid Packaging	Other	Total	Flexibles	Rigid Packaging	Other	Total
Net income attributable to Amcor				177				187
Net income attributable to non-controlling interests				2				2
Tax expense				34				40
Interest expense, net				71				79
EBIT	248	56	(20)	284	290	61	(43)	308
Impact of highly inflationary accounting	—	6	—	6	—	4	—	4
Restructuring and other related activities, net(1)	42	6	—	48	25	5	—	30
CEO transition costs	—	—	—	—	—	—	8	8
Other	8	—	(4)	4	1	—	3	4
Amortization of acquired intangibles(2)	39	1	—	40	42	1	—	43
Adjusted EBIT	337	69	(24)	382	358	71	(32)	397
Adjusted EBIT / sales %	12.1%	7.8%		10.4%	13.8%	8.7%		11.6%
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBIT					6	2	—	4
% items affecting comparability(3)					—	—	—	—
% currency impact					(1)	(1)	—	(1)
% comparable constant currency					5	1	—	3
(1) Includes incremental costs incurred in connection with the Russia-Ukraine conflict in fiscal year 2023.
(2) Amortization of acquired intangible assets from business combinations.
(3) Reflects the impact of disposed and ceased operations.

	Nine Months Ended March 31, 2023				Nine Months Ended March 31, 2024
($ million)	Flexibles	Rigid Packaging	Other	Total	Flexibles	Rigid Packaging	Other	Total
Net income attributable to Amcor				868				473
Net income attributable to non-controlling interests				6				6
Tax expense				125				107
Interest expense, net				189				232
EBIT	1,075	163	(50)	1,188	796	112	(90)	818
Impact of highly inflationary accounting	—	19	—	19	—	55	—	55
Restructuring and other related activities, net(1)	(162)	6	—	(156)	68	14	—	82
CEO transition costs	—	—	—	—	—	—	8	8
Other	14	—	(12)	2	5	—	12	17
Amortization of acquired intangibles(2)	116	4	—	120	123	3	—	126
Adjusted EBIT	1,043	192	(62)	1,173	992	184	(70)	1,106
Adjusted EBIT / sales %	12.4%	7.3%		10.6%	13.0%	7.5%		10.9%
Reconciliation of adjusted growth to comparable constant currency growth
% growth - Adjusted EBIT					(5)	(4)	—	(6)
% items affecting comparability(3)					5	—	—	4
% currency impact					(2)	(2)	—	(1)
% comparable constant currency					(2)	(6)	—	(3)
(1) Includes incremental costs incurred in connection with the Russia-Ukraine conflict in fiscal year 2023.
(2) Amortization of acquired intangible assets from business combinations.
(3) Reflects the impact of disposed and ceased operations.

Reconciliation of net debt

($ million)	June 30, 2023	March 31, 2024
Cash and cash equivalents	(689)	(457)
Short-term debt	80	119
Current portion of long-term debt	13	12
Long-term debt, less current portion	6,653	7,055
Net debt	6,057	6,729